EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ENDRA Life Sciences Inc. (the “Company”) on Form 10-Q for the period September 30, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Francois Michelon, Chief Executive Officer and Chairman of the Company, and Irina Pestrikova, Senior Director, Finance of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to ENDRA Life Sciences Inc. and will be retained by ENDRA Life Sciences Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Francois Michelon	/s/ Irina Pestrikova
Francois Michelon	Irina Pestrikova
Chief Executive Officer and Chairman	Senior Director, Finance